UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 5, 2026

EVERCOMMERCE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40575	81-4063248
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
3601 Walnut Street, Suite 400
Denver, Colorado 80205
(Address of principal executive offices) (Zip Code)
(720) 647-4948
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	EVCM	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
On August 5, 2026, EverCommerce Inc. (the “Company”) issued a press release announcing financial results for the three and six months ended June 30, 2026 and other matters described in the press release. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 5, 2026, the Board of Directors (the “Board”) of the Company appointed Alex Goor as the Company’s Chief Executive Officer, effective August 6, 2026 (the “Effective Date”). Mr. Goor succeeds Eric Remer, who resigned as Chief Executive Officer and Chairman effective on the same date. Mr. Remer will remain a member of the Board. In addition, on August 5, 2026, the Board appointed Mr. Goor as a Class I director of the Company, effective on the Effective Date.
Mr. Goor, age 54, most recently served as Chief Information Officer of Interactive Data Corp. from October 2010 to February 2016. Mr. Goor has also served as a member of the Board of Directors of several private and public companies. Mr. Goor received his B.A. at Columbia College in Mathematics, where he graduated magna cum laude. The Company believes Mr. Goor is qualified to serve on the Board due to his extensive senior leadership experience in the technology, data and financial services industries, including his service in executive and governance roles at ACA Compliance Group, Interactive Data Corporation, Instinet Group and Datek Online, together with his experience serving on the boards of directors of other private and public companies.
In connection with Mr. Remer’s transition from the Chief Executive Officer role, the Company and Mr. Remer entered into a Transition and Release of Claims Agreement (the “Transition Agreement”). Pursuant to the Transition Agreement, subject to Mr. Remer’s execution and non-revocation of the release of claims set forth in the Transition Agreement and his continued compliance with the applicable restrictive covenants, Mr. Remer will be eligible to receive the severance payments and benefits pursuant to that certain Executive Employment Agreement by and between the Company and Mr. Remer, effective as of July 6, 2021 (the “Employment Agreement”) as if his employment was terminated by the Company without Cause (as defined in the Employment Agreement), in accordance with the terms of the Employment Agreement equal to (i) an amount equal to twelve months of his base salary, payable in the form of salary continuation in regular installments over the twelve (12)-month period following the Effective Date in accordance with the Company’s normal payroll practices, (ii) his annual target bonus for 2026, prorated on the number of days he was employed by the Company during 2026, payable in a lump sum within 60 days of the Effective Date, (iii) continued COBRA coverage for up to twelve months following his termination of employment based on the coverage levels in effect immediately prior to the Effective Date, and (iv) accelerated vesting of any outstanding time-based equity awards as of the Effective Date that would have vested during the 12 month period following the Effective Date if he had remained employed through such 12 month period. Following the Effective Date, Mr. Remer will continue to serve as a non-employee member of the Board and will be eligible to receive compensation pursuant to the EverCommerce Inc. Non-Employee Director Compensation Policy, as amended from time to time, in accordance with its terms.
In connection with Mr. Goor’s appointment as Chief Executive Officer, the Company entered into an Employment Agreement with Mr. Goor (the “Employment Agreement”). The Employment Agreement provides, among other things, that, in connection with his appointment as Chief Executive Officer, Mr. Goor will be entitled to an annual base salary of $530,000 and a target annual performance-based bonus equal to 90% of his base salary with the actual amount of such annual bonus earned based on the achievement of performance targets set by our board of directors or its delegate. The Employment Agreement also provides for Mr. Goor’s eligibility to participate in our long-term incentive plan under the 2021 Plan in the discretion of the Board.
Pursuant to the Employment Agreement, upon the termination of his employment by us without Cause or by Mr. Goor for Good Reason (each as defined in the Employment Agreement), Mr. Goor would be entitled to, in addition to any accrued amounts, subject to his execution and non-revocation of a release of claims and compliance with the applicable restrictive covenants, (i) continuation of his base salary for a period of 12 months, payable in equal installments in accordance with our normal payroll practices, (ii) an amount equal to the pro rata portion of his target annual performance based bonus for the year in which such termination occurs, payable in a lump sum within 60 days of termination (the “Pro Rata Bonus”), and (iii) continued COBRA coverage for up to 12 months following his termination of employment. Mr. Goor would also be entitled to receive accelerated vesting of any outstanding time-based equity awards as of the date of his termination that would have vested during the 12 month period following the date of his termination if he had remained employed through such 12 month period, and any outstanding performance-based equity awards would remain outstanding and eligible to vest during such 12 month period (or until the end of the applicable performance period, if earlier) based on actual achievement.
If Mr. Goor is terminated by us without Cause or by Mr. Goor for Good Reason within three (3) months before or within 12 months after a change in control (as defined in the 2021 Plan), Mr. Goor is entitled to receive all of the severance benefits described above, provided, however, that any outstanding time-based equity awards granted prior to such change of control will fully accelerate and vest and to the extent any such award is subject to performance or other non-time-based vesting criteria and such termination occurs within the three (3) month period before a change in control, such award will remain outstanding and eligible to vest until the earlier of the last day of the applicable performance period or the change in control and be settled (as applicable) in accordance with its terms based on the actual achievement of such performance criteria.
Furthermore, if Mr. Goor is terminated by reason of his death or disability, he would be entitled to, in addition to any accrued amounts, subject to his or his estate's execution and non-revocation of a release of claims, the Pro Rata Bonus.
The Employment Agreement contains a perpetual confidentiality covenant as well as one-year post-termination non-competition and non-solicitation covenants.
In addition, in connection with his commencement of employment, effective as of the last day of the Measurement Period (as defined below), the Company will grant Mr. Goor equity awards consisting of (i) an award of restricted stock units with a target grant value of $3,000,000 (the “RSU Award”) and (ii) an award of performance-based restricted stock units with a target grant value of $3,750,000 (the “PSU Award”), in each case with the number of shares of Company common stock underlying such applicable award to be determined by dividing the target grant value by the average closing price of the Company’s common stock on the Nasdaq Stock Market over the 30 trading days starting on and immediately following the Effective Date (the "Measurement Period").
The RSU Award will vest as to 25% of the RSU Award on the first anniversary of the Effective Date, and the remainder shall vest in 12 equal quarterly installments on each quarterly anniversary thereafter such that 100% of the RSUs shall be vested on the fourth anniversary of the Effective Date. The PSU Award will be eligible to vest based the achievement of both (a) a service-based vesting schedule consistent with the vesting schedule of the RSU Award described in the preceding sentence and (b) specified stock price hurdles of $10.00 and $20.00 (with achievement between stock price hurdles determined by linear interpolation), measured as of the earlier of (i) the fourth anniversary of the Effective Date and (ii) a change in control (or in connection with certain qualifying terminations of employment, the date of such termination of employment if so determined by the Compensation Committee of the Board in its discretion).
The foregoing descriptions of the Transition Agreement and Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Transition Agreement and Employment Agreement, which are attached hereto as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)   Exhibits.

Exhibit No.	Description

10.1	Transition Agreement between the Company and Eric Remer, effective August 6, 2026.
10.2*	Employment Agreement between the Company and Alex Goor, effective August 6, 2026.
10.3*	Performance-Based Restricted Stock Unit Agreement between the Company and Alex Goor, effective August 6, 2026.
99.1	Press release, dated August 5, 2026.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

* Portions of the exhibit, marked by brackets, have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because the omitted information (i) is not material and (ii) is treated as confidential by the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERCOMMERCE INC.

Date: August 5, 2026	By:	/s/ Lisa Storey
Lisa Storey
Chief Legal Officer